UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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x	Preliminary Information Statement

£	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

£	Definitive Proxy Statement

Function(X) Inc.
(Name of Registrant as Specified in Its Charter)

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(5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Function(X) Inc.
902 Broadway, 11th Floor
New York, New York

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Shareholders:

We are furnishing the attached Information Statement to the holders of common stock of Function(X) Inc. (the “Company”, “Function(X)”, “we” or “us”). The purpose of the Information Statement is to notify shareholders that the holders of more than a majority of our common stock (the “Majority Shareholders”), has approved the following actions by written consent:

▪
Authority for the Board of Directors, in their discretion, to file an amendment to the Company’s amended and restated certificate of incorporation until April 30, 2017 to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, whereby each twenty (20) outstanding shares of common stock will be exchanged for one (1) new share of common stock (the “Reverse Stock Split”);

▪
A recapitalization plan involving the conversion of $34.8 million of debt held by Sillerman Investment Company III, LLC (“SIC III”), Sillerman Investment Company IV, LLC (“SIC IV”) and Sillmerman Investment Company VI, LLC (“SIC VI”), each an affiliate of the Company’s Chairman and Chief Executive Officer and the conversion of 3,000 shares of the Company’s Series C Preferred Stock into up to 396,000,000 shares (19,800,000 post Reverse Stock Split) of the Company’s common stock;

▪
The issuance of up to 70,046,371 shares (3,502,319 post Reverse Stock Split) of common stock issuable upon the conversion of debentures and warrants issued in connection with a private placement of convertible debentures;

▪
The issuance of up to 189,693,831 shares (9,484,691 post Reverse Stock Split) of common stock upon the conversion of shares of our outstanding Series E Convertible Preferred stock and convertible notes issued to Rant, Inc.; and

▪
The issuance of up to 9,404,940 shares (470,247 post Reverse Stock Split) of common stock pursuant to an agreement with MGT Sports, Inc. to retire the debt owed by the Company to MGT Sports, Inc. by converting such debt into common stock of the Company.

The accompanying Information Statement and related materials are being furnished to our shareholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing actions have been approved by shareholders representing more than a majority of the voting power of our outstanding shares of common stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement and related materials in their entirety for a description of the actions approved by the Majority Shareholders.
As required by Rule 14c-2(b) of the regulations of the Securities and Exchange Commission (“SEC”) this Information Statement must be sent to shareholders at least 20 calendar days prior to the earliest date on which the matters discussed may take effect.
This Information Statement is being mailed available on or about _____________, 2016 to shareholders of record as of _____________, 2016. The record date for determining our shareholders who were eligible to consent in writing to the matters discussed above and entitled to notice of those matters was __________, 2016, the date that the Board took prior action in connection therewith. These actions will be effective on or about _____________, 2016.
THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT.

Function(X) Inc.
902 Broadway, 11th Floor
New York, New York

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

_______________, 2016

We are disseminating this Information Statement to notify you that the Majority Shareholders, being the owners of more than a majority of the voting power of the Company’s outstanding shares of common stock, delivered written consent to the Company on ______________, 2016 to approve the following actions:

▪
Authority for the Board of Directors, in their discretion, to file an amendment to the Company’s amended and restated certificate of incorporation until April 30, 2017 to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, whereby each twenty (20) outstanding shares of common stock will be exchanged for one (1) new share of common stock (the “Reverse Stock Split”);

▪
A recapitalization plan involving the conversion of $34.8 million of debt held by Sillerman Investment Company III, LLC (“SIC III”), Sillerman Investment Company IV, LLC (“SIC IV”) and Sillmerman Investment Company VI, LLC (“SIC VI”), each an affiliate of the Company’s Chairman and Chief Executive Officer and the conversion of 3,000 shares of the Company’s Series C Preferred Stock into up to 396,000,000 shares (19,800,000 post Reverse Stock Split) of the Company’s common stock;

▪
The issuance of up to 70,046,371 shares (3,502,319 post Reverse Stock Split) of common stock issuable upon the conversion of debentures and warrants issued in connection with a private placement of convertible debentures;

▪
The issuance of up to 189,693,831 shares (9,484,691 post Reverse Stock Split) of common stock upon the conversion of shares of our outstanding Series E Convertible Preferred stock and convertible notes issued to Rant, Inc.; and

▪
The issuance of up to 9,404,940 shares (470,247 post Reverse Stock Split) of common stock pursuant to an agreement with MGT Sports, Inc. to retire the debt owed by the Company to MGT Sports, Inc. by converting such debt into common stock of the Company.

This Information Statement and related materials are first being mailed to shareholders beginning on or about __________, 2016.

Voting Securities and Vote Required

We are not seeking consent, authorizations, or proxies from you. The vote which was required to approve the above referenced matters was the affirmative vote of the holders of a majority of the Company’s voting stock.

On July 20, 2016 (the “Record Date”), there were 60,475,058 shares of the Company’s common stock issued and outstanding.  Each share of common stock is entitled to one vote.

The Delaware General Corporation Law (the “DGCL”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders.  In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the foregoing matters and in order to timely effectuate such matters, the Board elected to utilize, and did in fact obtain, the written consent of the holder of a majority of the voting power of the Company.  The Company obtained the written consent of the stockholders who, as of the Record Date, owned approximately 65.5% of the Company’s voting stock.  The written consent satisfies the stockholder approval requirement for the actions taken.  Accordingly, under the DGCL no other Board or stockholder approval is required in order to effect such actions.

Effective Date

This Information Statement is being mailed on or about __________, 2016 to the Company’s shareholders as of the Record Date. Even though these actions have been approved by the Majority Shareholders, the actions will not be effective until on or about ___________, 2016, a date that is more than 20 calendar days after Notice is first sent to our shareholders.

The expenses of distributing the Notice and of mailing this Information Statement and related materials to the shareholders will be borne by the Company. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward the Information Statement to the beneficial owners of the Company’s common stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Cumulative voting is not allowed on any of the proposals that were approved by the Majority Shareholders.

No Dissenters Rights

The actions taken by written consent of the Majority Shareholders are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the DGCL.

Proposals by Security Holders

No shareholder requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the shareholders for their approval.

Forward-Looking Statements

This Information Statement and the related materials may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT
What action was approved by written consent?
The actions approved by the written consent of the Majority Shareholders (the “Action”) are more completely described elsewhere in this Information Statement, but in summary are:

▪
Authority for the Board of Directors, in their discretion, to file an amendment to the Company’s amended and restated certificate of incorporation until April 30, 2017 to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, whereby each twenty (20) outstanding shares of common stock will be exchanged for one (1) new share of common stock (the “Reverse Stock Split”);

▪
A recapitalization plan involving the conversion of $34.8 million of debt held by Sillerman Investment Company III, LLC (“SIC III”), Sillerman Investment Company IV, LLC (“SIC IV”) and Sillmerman Investment Company VI, LLC (“SIC VI”), each an affiliate of the Company’s Chairman and Chief Executive Officer and the conversion of 3,000 shares of the Company’s Series C Preferred Stock into up to 396,000,000 shares (19,800,000 post Reverse Stock Split) of the Company’s common stock;

▪
The issuance of up to 70,046,371 shares (3,502,319 post Reverse Stock Split) of common stock issuable upon the conversion of debentures and warrants issued in connection with a private placement of convertible debentures;

▪
The issuance of up to 189,693,831 shares (9,484,691 post Reverse Stock Split) of common stock upon the conversion of shares of our outstanding Series E Convertible Preferred stock and convertible notes issued to Rant, Inc.; and

▪
The issuance of up to 9,404,940 shares (470,247 post Reverse Stock Split) of common stock pursuant to an agreement with MGT Sports, Inc. to retire the debt owed by the Company to MGT Sports, Inc. by converting such debt into common stock of the Company.

In each case, shareholders holding more than a majority of the votes that may be cast at a meeting of the shareholders provided written consent approving each of the Actions.
Why are you not soliciting proxies on these matters?
We are not soliciting proxies on the Actions because the Majority Shareholders who hold approximately 65.5% of the Company’s voting power, provided written consent approving each of the Actions.

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of the record date by:

•	each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers, named as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Unless otherwise noted, each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to common stock purchase warrants or stock options held by that person that are exercisable as of July 20, 2016 or will become exercisable within 60 days thereafter are deemed to be outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
As of July 20, 2016, there were 60,475,058 shares of our common stock outstanding.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Common Stock	Shares Beneficially Owned	Percentage of Class C Preferred Stock
Beneficial Owners of 5% or More
Robert F.X. Sillerman (2)(3)	41,461,599	65.9%	3,000	100.0%

Directors and Named Executive Officers (not otherwise included above):
Olga Bashkatova (4)	5,250	*
Peter C. Horan (5)	258,170	*
Michael J. Meyer (6)	217,111	*
Mitchell J. Nelson (7)	32,442	*
Birame Sock (8)	108,065	*
All directors and named executive officers as a group (6 people)	42,082,637	66.9%	3,000	100.0%
_________________________
*    Represents less than 1%.
(1)    Except as otherwise set forth below, the business address and telephone number of each of the persons listed above is c/o Function(X) Inc., 902 Broadway, New York, New York 10010, telephone (212) 231-0092.
(2)    Mr. Sillerman beneficially owns 41,461,599 shares of common stock, including: (i) directly 162,268 shares of common stock owned by Mr. Sillerman (consisting of (A) 37,268 shares of common stock owned by Mr. Sillerman; and (B) 125,000 shares of common stock issuable upon the exercise of warrants held by Mr. Sillerman which are exercisable at $80.00 per share); and (ii) indirectly 41,299,331 shares of common stock (consisting of (A) 62,500 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company II LLC (“SIC II”) that are exercisable at $55.20 per share, (B) 175,563 shares of common stock issuable upon the exercise of warrants held by SIC II which are exercisable at $80.00 per share; (C) 350,000 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company III LLC (“SIC III”) that are exercisable at $1.78 per share, (D) 225,000 shares of common stock issuable upon the exercise of warrants held by SIC III that are exercisable at $3.51 per share, (E) 150,000 shares of common stock that are issuable upon the exercise of warrants held by SIC III that are exercisable at $2.98 per share, (F) 775,000 shares of common stock that are issuable upon the exercise of warrants held by SIC III that are exercisable at $3.63 per share, (G) 30,811,268 shares of common stock held by SIC III and (H) 8,750,000 shares of common stock held by Sillerman Investment Company IV LLC.
(3)    SIC III holds 3,000 shares of Series C Preferred Stock, which, if converted into common stock, would be converted into 750,000 shares of common stock. Together with the amounts set forth in footnote 2 above, Mr. Sillerman therefore beneficially owns a total of 42,211,599 shares of common stock. The foregoing computation is prior to the Exchange Agreement consummation to be effectuated if approved in accordance with this Information Statement (if the conversion of these 3,000 shares is concluded into common shares at the exchange price of $0.26 a share then 11,538,461 common shares would be issued).

(4)    Ms. Bashkatova beneficially owns 5,250 shares of common stock.
(5)    Mr. Horan beneficially owns (i) 1,563 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $400.00 per share; (ii) 630 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $100.00 per share; (iii) 388 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $60.00 per share; (iv) 282 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $154.40 per share; (v) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $98.40 per share, (vi) 430 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $48.80 per share, (vii) 404 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $52.00 per share, (viii) 38,799 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $4.46 per share, (ix) 100,000 shares of common stock issuable upon the exercise of options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $2.33 per share, (x) 56,000 shares of common stock issuable upon the exercise of options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $0.46 per share and (xi) 59,049 shares of common stock.
(6)    Mr. Meyer beneficially owns (i) 410 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $48.80 per share, (ii) 457 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $52.00 per share, (iii) 43,880 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $4.46 per share, (iv) 50,000 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $2.33 per share, (v) 63,333 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $2.33 per share and (vi) 59,031 shares of common stock.
(7)    Mr. Nelson beneficially owns 32,442 shares of common stock.
(8)    Ms. Sock beneficially owns (i) 371 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $60.00 per share; (ii) 625 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $98.40 per share, (iii) 410 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $48.80 per share, (iv) 385 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $52.00 per share, (v) 36,952 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of July 20, 2016 at $4.46 per share, (vi) 15,000 shares of common stock issuable upon the exercise of stock options that are exercisable or that are exercisable within 60 days of July 20, 2016 at $2.33 per share, (vii) 54,000 shares of common stock issuable upon the exercise of stock options that are exercisable or that are exercisable within 60 days of July 20, 2016 at $0.46 per share, and (viii) 322 shares of common stock.

ITEM 1

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK
Pursuant to the written consent, the Majority Shareholders authorized the Company’s board of directors, in its discretion, to effect a reverse stock split of the Company’s outstanding common stock at a ratio of one-for-twenty (“Reverse Stock Split”), to take effect upon the filing of the certificate of amendment to the amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware. The Board of Directors may file the amendment at any time on or before April 30, 2017. Upon the effective date of the Reverse Stock Split, shareholders entitled to a fractional share will be paid cash for their fractional shares.
Even though the Majority Shareholders approved the Reverse Split Proposal, we reserve the right not to affect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. The Board now has the authority, in its sole discretion, without further action by the shareholders, to affect a reverse stock split.
The Board's decision as to whether and when to effect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.
The amendments will not change the number of authorized shares of Common Stock, or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The Reverse Stock Split will affect all of our holders of Common Stock uniformly.
Following the Reverse Stock Split, the number of our outstanding shares of Common Stock will be significantly reduced. The Reverse Stock Split will also affect our outstanding stock options and shares of Common Stock issued under the Company’s 2011 Executive Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Stock Split. However, the total number of shares available to the Incentive Plan will not change.
The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our board of directors or our shareholders.
As discussed below, there are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the Reverse Stock Split will produce or maintain the desired results. However, our board of directors believes that the benefits to the Company and our shareholders outweigh the risks.
Reasons for the Reverse Stock Split
The board of directors believes that the stock split, along with the Recapitalization Plan discussed under Item 2 of this Information Statement, may help to increase our stock price, though there can be no assurance that such an increase will occur. Our board of directors believes that implementing the reverse stock split and the Recapitalization Plan may, among other things, help us to:

•	Meet certain listing requirements of the NASDAQ Capital Market;

•	Appeal to a broader range of investors to generate greater investor interest in the Company,

•	Improve the perception of our Common Stock as an investment security,

•	Ensure that the Company has sufficient shares to pursue its strategic plan and issue shares upon conversion of debt or convertible stock.
Meet Certain Listing Requirements of the NASDAQ Capital Market – The Company’s common stock is currently traded on the NASDAQ Stock Market (“NASDAQ”). On November 18, 2015, NASDAQ advised the Company that it did not comply with Listing Rule 5550(b)(1), which requires the Company to have a minimum of $2.5 million in shareholders’ equity. As of March 31, 2016, the Company had shareholders’ equity of $ ($28,635,000). The Company submitted a plan to NASDAQ outlining the steps the Company intended to take to regain compliance with the NASDAQ Listing Standards. The plan included converting substantially all of the debt held by affiliates of Robert F.X. Sillerman, Chief Executive Officer of the Company into equity and completing a public offering of common stock.
However, on February 23, 2016, NASDAQ determined to delist the Company, and informed us that trading of our common stock would be suspended unless the Company requested a hearing. The Company requested a hearing and appeared before NASDAQ on March 31, 2016 to present its plan for establishing compliance with NASDAQ listing requirements. On April 5, 2016, the

Company was informed by NASDAQ that it had approved its request for continued listing, but that the Company must satisfy all listing requirements no later than August 22, 2016 in order to avoid delisting.
In addition, on November 20, 2015, the Company received a notice from NASDAQ that it did not meet the requirement that the Company’s common stock have a minimum bid price of at least $1.00. The letter provided the Company 180 days to try to cure the violation. On May 25, 2016, the Company received a notice that the 180-day period to comply with the minimum bid rule had expired.
The Company believes that the Reverse Stock Split, together with the Recapitalization Plan described in Item 2, will help it to meet the requirements of Listing Rule 5550(b)(1) by strengthening the Company’s balance sheet by reducing the amount of debt outstanding and increasing shareholders’ equity. Even if the Company is not able to avoid delisting because it is unable to satisfy the requirements of Rule 5550(b)(1) by August 22, 2016, the Company believes the split and the Recapitalization Plan will help it be eligible for relisting once it has satisfied the listing requirements.
Improve the Perception of Our Common Stock as an Investment Security - Our board of directors unanimously approved the Reverse Stock Split as one potential means of increasing the share price of our Common Stock in order to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. There is no assurance that the Reverse Stock Split will increase the share price of the Common Stock, or if it does increase the share price, how long such an increase will last.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. We believe the Reverse Stock Split may increase the price of the Common Stock which could make an investment more attractive to a broader range of investors. Because the number of shares outstanding would be significantly reduced, it is possible that the liquidity of the shares could be negatively impacted. This could make it more difficult for investors to buy and sell our stock, which could have a negative impact on the share price.
Ensure that the Company has sufficient shares to pursue its strategic plan and issue shares upon conversion of debt or convertible stock – As of July 20, 2016, the Company has 300,000,000 authorized shares and 60,475,058 shares issued and outstanding. As the Company pursues its strategic plan, it may issue shares of stock or issue securities that are convertible into common stock. In addition, as further described in this Information Statement, the Company has convertible debentures and convertible preferred stock outstanding, and the Company may be required to issue a substantial number of shares of common stock. We believe the Reverse Stock Split will help to ensure that we have a sufficient number of shares of common stock to meet our obligations and pursue other opportunities that may become available to us.
Certain Risks Associated with a Reverse Stock Split
When the Reverse Stock Split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.
The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders.
Principal Effects of a Reverse Stock Split
After giving effect to the Reverse Stock Split, our issued and outstanding shares of Common Stock will decrease substantially. After the Reverse Stock Split, there will be only one share of Common Stock outstanding for every twenty shares of Common Stock currently outstanding. The Reverse Stock Split will be effected simultaneously for all of our Common Stock, and the exchange ratio will be the same for all shares of Common Stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. The Reverse Stock Split will not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect our securities law reporting and disclosure obligations, and we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares), in each case based on the current outstanding common share number without giving effect to any other transactions described in this Information Statement:

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
300,000,000	60,475,507	239,524,493

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
300,000,000	3,023,775	296,976,225

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split will have the following effects:
Potential Increase in the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain.
Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. Our board of directors believes that the increase is appropriate for use to fund future operations of the Company and possible future acquisitions.
Although the Reverse Stock Split will not have any dilutive effect on our shareholders, a Reverse Stock Split without a reduction in the number of shares authorized for issuance will reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our board of directors an effective increase in the authorized shares available for issuance, in its discretion. Our board of directors from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. Therefore, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the Reverse Stock Split not been effected. Many stock issuances not involving equity compensation do not require shareholder approval, and our board of directors generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.
Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock - A reverse stock split will effect a reduction in the number of shares of Common Stock issuable upon the exercise or conversion of our outstanding stock options and warrants in proportion to the Reverse Stock Split ratio. Additionally, the exercise price of outstanding options and warrants would increase, likewise in proportion to the Reverse Stock Split ratio.
In addition, the Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.
Authorized Shares of Common Stock
The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by our board of directors to be in the best interests of the Company and its shareholders. Our board of directors believes the increase in available shares for future issuance is appropriate to fund such matters. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company’s current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.
We believe that the current amount of authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide our board of directors with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
We will file a certificate of amendment to our certificate of incorporation with the Secretary of the State of Delaware. The certificate of amendment will add a new provision providing that holders of our Common Stock immediately prior to the filing of the amendment will receive one share of Common Stock for each twenty shares they currently hold. A copy of the proposed amendment is attached to this information statement as Appendix A and is considered a part of this Information Statement. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the Reverse Stock Split will be converted into a lesser number of shares of Common Stock calculated in accordance with the Reverse Stock Split ratio of one-for-twenty (1:20).
For example, if a shareholder presently holds 160 shares of our Common Stock, he or she will hold 8 shares of Common Stock following the Reverse Stock Split. If a shareholder presently holds 125 shares of our Common Stock, he or she will hold 6 shares of Common Stock following the Reverse Split, and would receive an additional amount of cash in lieu of fractional shares as described below under “Fractional Shares.” Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
As soon as practicable after the effective date of the Reverse Stock Split, shareholders will be notified that the Reverse Stock Split had been effected.
Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Certificated Shares
Upon the Reverse Stock Split, our exchange agent will assist holders of Common Stock in implementing the exchange of their certificates.
Commencing on the effective date of a Reverse Stock Split, shareholders holding shares in certificated form will be sent a transmittal letter by our exchange agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the exchange agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the exchange agent. No shareholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our escrow agent.
Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.
Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.
Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the exchange agent. Shortly after the Reverse Stock Split the exchange agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the exchange agent in order to avoid having shares become subject to escheat laws.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such shareholder would otherwise be entitled multiplied by the product of: (i) the closing price of the Company’s Common Stock on the day immediately before the effective date of the split and (ii) twenty. For example, if a shareholder holds 225 shares of Common Stock prior to the Reverse Split, and the closing price of the Company’s Common Stock on the day immediately prior to the effective date of the Reverse Stock Split is $0.50, the shareholder would receive 11 shares of Common Stock and would receive $2.50 for the shareholder’s 0.25 fractional shares. Except for the right to receive the cash payment in lieu of fractional shares, shareholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.
Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
Accounting Matters

The par value of our Common Stock will remain unchanged at $0.001 per share upon the occurrence of the Reverse Stock Split.
The Company’s shareholders’ equity in its consolidated balance sheet will not change in total. However, the Company’s stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of Common Stock outstanding. Additional paid in capital would be increased by an equal amount, which will result in no overall change to the balance of shareholders’ equity.
Additionally, net income or loss per share for all periods will increase proportionately as a result of the Reverse Stock Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.
A reduction in stated capital will create a corresponding increase in paid-in surplus (i.e., the excess of net assets over stated capital), and the Company may make distributions, such as the payment of dividends, up to the amount of its surplus provided that the distribution does not cause it to become insolvent, and subject to the limitations of its debt financing agreements.
Potential Anti-Takeover Effect
Even though the Reverse Stock Split will result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and our shareholders.
No Appraisal Rights
Our shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.
Federal Income Tax Consequences of a Reverse Stock Split
The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to shareholders that hold shares of Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non−U.S. persons for U.S. federal income tax purposes, certain former citizens or long−term residents of the United States, insurance companies, tax−exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass−through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark−to−market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company’s common stock, you should consult your tax advisor regarding the tax consequences of the reverse stock split.
The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the Reverse Stock Split. The state and local tax consequences of the reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.
Tax Consequences to the Company. We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split. In addition, we do not expect the Reverse Stock Split to affect our ability to utilize our net operating loss carryforwards.
Tax Consequences to Shareholders. Shareholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split, except to the extent of any cash received in lieu of a fractional share of Common Stock (which fractional share will be treated as received and then exchanged for cash). Each shareholder’s aggregate tax basis in the Common Stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the shareholder’s aggregate tax basis in the Common Stock exchanged in the Reverse Stock Split. In addition, each shareholder’s holding period for the Common Stock it receives in the Reverse Stock Split should include the shareholder’s holding period for the Common Stock exchanged in the Reverse Stock Split.
In general, a shareholder who receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the shareholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain shareholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

ITEM 2
RECAPITALIZATION PLAN
The Company entered into an Exchange Agreement on July 8, 2016 (the “Exchange Agreement”), as amended July 20, 2016, with three of the affiliates of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, to allow for the exchange for shares of Common Stock of the Company of:
(i) 3,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock and a Line of Credit Promissory Note, dated October 24, 2014, in the amount of $20,000,000 plus accrued interest held by SIC III;
(ii) a Line of Credit Grid Promissory Note, dated June 12, 2015, as amended July 20, 2016 in the amount of $3,400,600 plus accrued interest held by SIC IV as of the date hereof;
(iii) a Revolving Secured Promissory Note, dated January 27, 2016, in the amount of $1,500,000 plus accrued interest, a Revolving Secured Promissory Note, dated March 29, 2016, in the amount of $500,000 plus accrued interest, a Revolving Secured Promissory Note, dated April 25, 2016 in the amount of $500,000 plus accrued interest, a Revolving Secured Promissory Note, dated May 16, 2016, in the amount of $500,000 plus accrued interest and a Revolving Secured Promissory Note, dated June 27, 2016, in the amount of $1,200,000 plus accrued interest held by SIC VI; and
(iv) up to an additional $5,000,000 under the Line of Credit Grid Promissory Note dated June 12, 2015 and amended July 20, 2016 held by SIC IV (the “New Advances”).
The Notes and Preferred Stock are collectively the “Exchange Instruments” and such exchange is the “Recapitalization Plan.” In connection with the Recapitalization Plan, Mr. Sillerman has agreed to waive any rights he may have under the Series C Convertible Redeemable Preferred Stock related to the conversion price or any redemption premium.
The pricing of each share of common stock for the exchange is $0.26, subject to adjustment with the exception of the New Advances. The Exchange Price for the New Advances is $0.3133 per share. The Exchange Price for all of the Exchange Instruments will not be adjusted in any event to a price below $0.10 per share. Based on an exchange price of $0.26 and $0.3133, the Company would issue 191,598,264 shares (957,991 post Reverse Stock Split) of common stock in connection with the Recapitalization Plan. Based on an exchange price of $0.10 per share, the Company would issue 434,797,828 shares of common stock. If the Recapitalization Plan is effected after the Company effects the Reverse Stock Split, then the Company would issue up to 21,739,891 shares.
The Majority Holders and the independent members of the Board of Directors have approved the Recapitalization Plan.
Upon completion of the exchange (and all the other transactions described in this Information Statement at the lowest conversion price), Mr. Sillerman and his affiliates will own approximately 59.9% of the Company’s outstanding common stock.
Conversion Rate
The Company received a valuation from GBQ Partners LLC that the value of the common share of $0.26 per share was a fair price on the date the Exchange Agreement was executed. In addition, such price was at least equal to the greater of a) the last reported closing price of the Company’s common stock on the Nasdaq Capital Market at the closing the day prior to the entry into the Exchange Agreement, (b) the last consolidated closing bid price as reported by Nasdaq prior to such date, and (c) the book value of a share of the Company’s common stock.
Effect of the Recapitalization Plan on the Company
The Board of Directors of the Company believes that the Company is highly leveraged, and the ability to raise additional equity or debt capital to assist the Company in pursuing its strategic plans is impaired as a result. The Company has a negative net worth of approximately $ ($28,635,000) as of March 31, 2016. The amount of debt owed by the Company has continued to negatively impact the Company’s operations, including its ability to meet current obligations and execute plans requiring investment and improvements for its remaining businesses. The Board of Directors, with Mr. Sillerman abstaining, determined that the Recapitalization Plan was advisable, fair to and in the best interests of the Company. The principal terms of the Recapitalization Plan were approved with Mr. Sillerman abstaining from the vote as a result of his direct and indirect interest in the transaction (see “Interest of Function(X) Directors in the Transaction” below). In reaching its decision to pursue a recapitalization, the Board of Directors considered a number of factors, including the following:

•	the increasing challenges which the Company was facing from an operational perspective, and accordingly, the need to have capital available to it in order to meet these challenges;

•	the need to regain compliance with NASDAQ listing requirements;

•
the Board of Directors’ familiarity with, and presentations by the Company’s management regarding, the business, operations, assets, financial condition, business strategy and prospects of the Company (as well as the risks involved in achieving those prospects), the nature of the industry in which the Company operates, the industry trends, and economic and market conditions, both on an historical and on a prospective basis;

•	the current and historical market price of the Common Stock of the Company and the Notice of Delisting that Nasdaq had sent to the Company; and

•
the risks and costs to the Company if the Recapitalization were not to proceed, including the future interest payments and the adverse impact on the Company’s liquidity to making the principal payments on the Notes as they are due.

The foregoing discussion addresses the material information and factors considered by the Board of Directors in its consideration of the Recapitalization Plan. In view of the variety of factors and the amount of information considered, the Board of Directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors it considered in reaching its determination. The determination was made after consideration of all of the factors as a whole.
Impact on Shareholders
The substantial increase in the number of outstanding shares of common stock will have a dilutive effect on the common stock of the Company. However, the Recapitalization Plan and associated issuance of shares of common stock will eliminate a significant portion of the Company’s existing debt to Mr. Sillerman and greatly reduce the amount of total indebtedness. The Company believes the reduction in debt will facilitate the efforts of the Company to raise additional capital or debt as business conditions warrant. It is unknown the effect, positive or negative, that the transactions to be undertaken pursuant to the Recapitalization Plan would have on the future value of the Company or the common stock. In connection with the Recapitalization Plan, as noted above, the Company’s management engaged GBQ Partners, LLC. (“Valuation Firm”) to provide an analysis that the Exchange Price represented fair value.
Interest of Function(X) Directors in the Transaction
Robert F.X. Sillerman, the Company’s Chairman, Chief Executive Officer, and majority stockholder has interests in the transaction that may be different from, or are in addition to, your interests since affiliates of Mr. Sillerman are the holder of the Notes and the Preferred Stock and the majority stockholder of Function(X). If Mr. Sillerman’s debt and Preferred Stock are converted under the Recapitalization Plan (and all the other transactions described in this Information Statement at the lowest conversion price), Mr. Sillerman and his affiliates would hold 59.9% of the Company’s common stock. The Company’s Board of Directors was aware of these conflicts and considered them.
Certain U.S. Federal Income Tax Consequences
Section 108 of the Internal Revenue Code generally provides that a corporation may realize cancellation of indebtedness (“COD”) income on the cancellation of its debt in exchange for the issuance of its stock. Under this provision, the Company will be treated as having satisfied the Notes with an amount of money equal to the fair market value of the shares of common stock transferred in the debt conversion, and COD income would result if, and to the extent that, the amount of the Notes (including the accrued and unpaid interest thereon) exceeds the fair market value of common stock transferred in the debt conversion. Under a special rule applicable to “insolvent” taxpayers, if and to the extent that the Company is insolvent before the debt conversion occurs, the Company would generally exclude from gross income any COD income arising from the debt conversion. To the extent, however, that the Company is made solvent by the debt conversion, the Company would recognize COD income arising from the debt conversion. The Company does not expect to recognize substantial COD income as a result of the debt conversion.

ITEM 3
ISSUANCE OF SHARES UPON CONVERSION OF CONVERTIBLE DEBENTURES AND WARRANTS
As previously disclosed on a Form 8-K filed by the Company on July 13, 2016, the Company issued $4,444,444 of convertible debentures and warrants exercisable for shares of common stock in a private placement to provide working capital to the Company. The debentures are convertible at the option of the holder for up to 30,291,054 (1,514,553 post Reverse Stock Split) shares of common stock, based on a conversion price of $0.3133 per share, subject to adjustment. The warrants have an exercise price of $0.3264 per share, which is subject to adjustment. However, the conversion price for the debentures and the exercise price for the warrants cannot be adjusted below $0.10 per share. In connection with the private placement, the Company also issued warrants to purchase up to 1,063,943 shares (531,972 post Reverse Stock Split) to Aegis Capital Corporation, its placement agent for the offering. If all of the debentures are converted into shares of common stock and all of the warrants are exercised, the Company would issue 28,799,442 shares of common stock based on the conversion price as of the closing date. The maximum number of shares issuable upon conversion of the debentures and exercise of the warrants, assuming a conversion and exercise price of $0.10 is 70,046,371 shares of common stock of the Company. When the Reverse Stock Split is effected, the number of shares issuable will be adjusted. After the Reverse Stock Split, all of the warrants and debentures would be convertible into up to 3,502,319 shares of common stock.
Subject to certain limited exceptions, Section 5635(a) of the NASDAQ Listing Rules requires that a majority of our shareholders approve any issuance of shares of common stock in any transaction or series of related transactions if (a) the common stock will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance or (b) the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. Because the number of shares of common stock we may be required to issue upon the conversion of the debentures and exercise of the warrants is greater than 20% of the total number of shares of our common stock outstanding, we were required to obtain the approval of the Majority Shareholders to issue up to 70,046,371 shares of common stock of the Company pursuant to the NASDAQ listing requirements.
We estimate that, if we issued all 665,533,795 (33,276,690 post Reverse Stock Split) of the shares that the Majority Shareholders have approved for issuance as described in this Information Statement, existing Function(X) shareholders would own approximately 3.1% of the shares of our common stock outstanding immediately after the offer is completed. For a discussion of the assumptions on which we based this estimate, please see the section of this Information Statement entitled “Dilution.”
Preemptive Rights
Holders of our common stock will not have preemptive rights in connection with the share issuance.
Appraisal/Dissenters’ Rights
No appraisal or dissenters’ rights are available to our shareholders in connection with the share issuance proposal.

ITEM 4
ISSUANCE OF SHARES UPON CONVERSION OF SERIES E CONVERTIBLE PREFERRED STOCK
ISSUANCE OF SHARES PURSUANT TO A CONVERTIBLE NOTE
General
As previously disclosed on a Form 8-K filed by the Company on July 13, 2016, the Company issued 4,435 shares of Series E Convertible Preferred Stock in connection with the closing of the Company’s acquisition of Rant, Inc. The Certificate of Designation provides that the shares of Series E Convertible Preferred Stock are convertible at a price of $0.26 per share, subject to adjustment. If all of the shares of Series E Convertible Preferred Stock were converted into shares of common stock, the Company would issue 72,262,597 shares of common stock based on the conversion price of $0.26 per share. The Company also issued a 12% convertible note to Rant, Inc. in the amount of $3,000,000. The note is convertible at a price of $0.26 per share, subject to adjustment. If the note is converted at a price of $0.26 per share, then the Company would issue 11,538,462 shares (576,923 post Reverse Stock Split) of common stock. In no event will the conversion price for the Series E Convertible Preferred Stock or the convertible note be less than $0.10 per share. If all of the Series E Convertible Preferred Stock and the entire amount of the convertible note were converted into shares of common stock at $0.10 per share, the Company would issue 189,693,831 shares of common stock. If the shares are issued after the Reverse Stock Split has been effected, then the Company would issue up to 9,484,691 shares of common stock.
Subject to certain limited exceptions, Section 5635(a) of the NASDAQ Listing Rules requires that a majority of our shareholders approve any issuance of shares of common stock in any transaction or series of related transactions if (a) the common stock will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance or (b) the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. Because the number of shares of common stock we may be required to issue upon the conversion of the Series E Convertible Preferred Stock is greater than 20% of the total number of shares of our common stock outstanding, we were required to obtain the approval of the Majority Shareholders to issue up to 199,178,521 shares of common stock of the Company pursuant to the NASDAQ listing requirements.
We estimate that, if we issued all 665,533,795 (33,276,690 post Reverse Stock Split) of the shares that the Majority Holders have approved for issuance, existing Function(X) shareholders would own approximately 3.1% of the shares of our common stock outstanding immediately after the offer is completed. For a discussion of the assumptions on which we based this estimate, please see the section of this Information Statement entitled “Dilution.”
Preemptive Rights
Holders of our common stock will not have preemptive rights in connection with the share issuance.
Appraisal/Dissenters’ Rights
No appraisal or dissenters’ rights are available to our shareholders in connection with the share issuance proposal.

ITEM 5
ISSUANCE OF SHARES OF COMMON STOCK TO
MGT SPORTS, INC.
General
The Majority Shareholder has approved, pursuant to written consent, the issuance by Function(x) of up to 2,641,837 shares of our common stock in connection with the proposed satisfaction of the debt held by MGT Sports, Inc. pursuant to a note (the MGT Note”) in the principal amount of $940,494, plus interest. The MGT Note represents the remaining portion of the consideration due from the purchase of the Company’s 44% ownership interest of in DraftDay Gaming Group, Inc., a subsidiary of the Company, as reported in the Company’s Form 8-K filed on September 9, 2015.
As disclosed on a Form 8-K filed June 17, 2016, the Company entered into an agreement with MGT that related to the $940,494 balance that remained outstanding on the MGT Note. Pursuant to this agreement, the Company will exchange, as payment in full on the MGT Note, (i) $10,581.03 in cash for the accrued and unpaid interest on the MGT Note and (ii) up to 3,617,285 shares of common stock of the Company in exchange for the remaining balance of the MGT Note, subject to adjustment based on certain factors, including the pricing of the Recapitalization Plan discussed in Item 2 above. If the MGT Note is converted at a price of $0.26 per share, the Company would issue 3,617,285 shares of common stock (180,864 shares on a post-split basis). If the MGT Note is converted at $0.10 per share, the Company would issue 9,404,940 shares of common stock (470,247 shares on a post-split basis). The exchange is conditioned on the Company receiving shareholder approval to issue the shares in accordance with the listing requirements of the NASDAQ Capital Market.
The Company believes that exchanging the MGT Note for shares of common stock will help it to, in connection with the Recapitalization Plan, reduce the amount of debt owed by the Company and allow it to continue to pursue its strategic objectives.
We estimate that, if we issued all 665,533,795 (33,276,690 post Reverse Stock Split) of the shares that the Majority Shareholder has approved for issuance and described in this Information Statement, existing Function(X) shareholders would own approximately 3.1% of the shares of our common stock outstanding immediately after the offer is completed. For a discussion of the assumptions on which we based this estimate, please see the section of this Information Statement entitled “Dilution.”
Preemptive Rights
Holders of our common stock will not have preemptive rights in connection with the share issuance.
Appraisal/Dissenters’ Rights
No appraisal or dissenters’ rights are available to our shareholders in connection with the share issuance proposal.

DILUTION
As of July 20, 2016, the Company had 60,475,058 shares of common stock outstanding. The following table shows the effect each of the issuances of shares of common stock described in this Information Statement would have on the ownership of existing shareholders of the Company.

Capital Structure – Pre Conversion

	Current	Proforma	%
RFXS Debt and Accrued Interest (Subordinated)	$34.8	$34.8	
RFXS Preferreds & Accrued Dividend	$4.8	$4.8	
Rant Note (Subordinated)	–	$3.0	
Rant Preferred	–	$4.4	
Dominion Debentures (Senior Secured)	–	$4.4	
Dominion Warrants	–	$2.3	
Aegis Placement Warrants	–	$0.3	
MGT Note	$1.0	$1.0	
RFXS (Shares)	39,598,536	39,598,536	65.5%
Public (Shares)	20,876,522	20,876,522	34.5%
Rant Preferreds (Shares)	–	–	0.0%
Rant Note (Shares)	–	–	0.0%
Dominion (Shares)	–	–	0.0%
Aegis (Shares)	–	–	0.0%
MGT Shares	–	–	0.0%
Total Debt, Preferreds & Warrants ($MM)	$40.5	$55.0	
Total Outstanding Shares	60,475,058	60,475,058	100.0%

Assumptions:

- Shown before any contemplated stock split;
- Rant preffereds equal to the amount necessary to provide 22% ownership if only they convert;
- RFXS received $1.2MM in repayment under the Grid Note in exchange for committing to a $5MM line of credit to the company in addition to a $1MM cash reserve;
- RFXS Accrued Interest and Accrued Dividends are calculated as of 11/15/16 and assume $1MM is borrowed on August 31st, September 30th and October 31st;
- MGT Note Accrued Interest is calculated as of 11/15/16.

Note:

- Excludes warrants that are materially out of the money and highly unlikely to be exercised

1

Anticipated Capital Structure – Post Conversion

	Current	Proforma	%
RFXS Debt and Accrued Interest (Subordinated)	$34.8	–	
RFXS Preferreds & Accrued Dividend	$4.8	–	
Rant Note (Subordinated)	$3.0	–	
Rant Preferred	$4.4	–	
Dominion Debentures (Senior Secured)	$4.4	–	
Dominion Warrants	$2.3	–	
Aegis Placement Warrants	$0.3	–	
MGT Note	$1.0	–	
RFXS (Shares)	39,598,536	191,598,264	58.3%
Public (Shares)	20,876,522	20,876,522	6.4%
Rant Preferreds (Shares)	–	72,262,597	22.0%
Rant Note (Shares)	–	11,538,462	3.5%
Dominion (Shares)	–	27,735,499	8.4%
Aegis (Shares)	–	1,063,943	0.3%
MGT Shares	–	3,679,582	1.1%
Total Debt, Preferreds & Warrants ($MM)	$55.0	–	
Total Outstanding Shares	60,475,058	328,754,868	100.0%

Assumptions:

- Dominion Debentures convert at 120% premium to the 5-Day VWAP on the day of closing ($0.2611*120% = $0.3133);
- Dominion Warrants convert at 125% premium to the 5-day VWAP on the day of closing ($0.2611*125% = $0.3264);
- RFXS Debt & Preferreds convert @ $0.26;
- Rant Note converts @ $0.26;
- Aegis Placement Warrants convert at a weighted average price of $0.3175;
- Assumes Rant preferreds previously converted but adjusts to 22% upon RFXS conversion;
- RFXS received $1.2MM in repayment under the Grid Note in exchange for committing to a $5MM line of credit to the company in addition to a $1MM cash reserve;
- RFXS Accrued Interest and Accrued Dividends are calculated as of 11/15/16 and assume $1MM is borrowed on August 31st, September 30th and October 31st;
- MGT Note Accrued Interest is calculated as of 11/15/16;
- Shown before any contemplated stock split.

Note:

- Excludes warrants that are materially out of the money and highly unlikely to be exercised

2

Maximum Diluted Capital Structure – Post Conversion

	Current	Proforma	%
RFXS Debt and Accrued Interest (Subordinated)	$34.8	–	
RFXS Preferreds & Accrued Dividend	$4.8	–	
Rant Note (Subordinated)	$3.0	–	
Rant Preferred	$4.4	–	
Dominion Debentures (Senior Secured)	$4.4	–	
Dominion Warrants	$2.3	–	
Aegis Placement Warrants	$0.3	–	
MGT Note	$1.0	–	
RFXS (Shares)	39,598,536	434,797,828	59.9%
Public (Shares)	20,876,522	20,876,522	2.9%
Rant Preferreds (Shares)	–	159,693,831	22.0%
Rant Note (Shares)	–	30,000,000	4.1%
Dominion (Shares)	–	67,594,056	9.3%
Aegis (Shares)	–	3,379,702	0.5%
MGT Shares	–	9,566,914	1.3%
Total Debt, Preferreds & Warrants ($MM)	$55.0	–	
Total Outstanding Shares	60,475,058	725,908,853	100.0%

Assumptions:

- Assumes everything converts at $0.10;
- Assumes Rant preferreds previously converted but adjusts to 22% upon RFXS conversion;
- RFXS received $1.2MM in repayment under the Grid Note in exchange for committing to a $5MM line of credit to the company in addition to a $1MM cash reserve;
- RFXS Accrued Interest and Accrued Dividends are calculated as of 11/15/16 and assume $1MM is borrowed on August 31st, September 30th and October 31st;
- MGT Note Accrued Interest is calculated as of 11/15/16;
- Shown before any contemplated stock split.

Note:

- Excludes warrants that are materially out of the money and highly unlikely to be exercised

3

DESCRIPTION OF COMMON STOCK

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. As of July 20, 2016, we had 60,475,058 shares of common stock issued and outstanding. The following summary of the terms of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions in our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law, or DGCL.
General
Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Corporate action to be taken by a stockholder vote may be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, or by written consent in lieu of a meeting, unless otherwise required by law.  In general, stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.
     All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. We have never paid any cash dividends with respect to our common stock.
Transfer Agent and Registrar
 Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC. Its mailing address is 6201 15th Avenue, Brooklyn, New York 11219, and its phone number is (718) 921-8206.
Listing
Our common stock is traded on the NASDAQ Capital Market under the symbol “FNCX”.
Delaware Anti-Takeover Law
We are subject to the provisions of Section 203 of the DGCL concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

•
on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

DESCRIPTION OF PREFERRED STOCK
We may issue up to 1,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series, without further action by the stockholders. 100,000 shares of our preferred stock have been designated Series A Convertible Redeemable Preferred Stock, 50,000 shares of our preferred stock have been designated Series B Convertible Preferred Stock, 100,000 shares of preferred stock have been designated as Series C Convertible Redeemable Preferred Stock, 150 shares of preferred stock have been designated as Series D Convertible Preferred Stock and 100,000 shares of preferred stock have been designated as Series E Convertible Preferred Stock.
As of July 20, 2016, 3,000 shares of Series C Convertible Redeemable Preferred Stock and 4,435 shares of Series E Convertible Preferred Stock are issued and outstanding.
Our certificate of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our certificate of incorporation. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of Function(X).
Series C Convertible Redeemable Preferred Stock
As of July 20, 2016, 3,000 shares of our preferred stock, consisting of shares of Series C Convertible Redeemable Preferred Stock, are outstanding. We issued 3,000 shares of Series C Convertible Redeemable Preferred Stock to Sillerman Investment Company III LLC, or SIC III, a company affiliated with Mr. Sillerman, pursuant to a securities purchase agreement dated as of October 24, 2014.
The rights, preferences, privileges and restrictions of the shares of Series C Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.

•
Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the stated value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock. Dividends on a share of Series C Convertible Redeemable Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Convertible Redeemable Preferred Stock.

•
Each share of Series C Convertible Redeemable Preferred Stock is convertible, at the option of the holders, on the basis of its stated value and accrued, but unpaid dividends, into shares of our common stock at a conversion price of $4.00 per common share. However, as described in Item 2 above, in connection with the Recapitalization Plan, the Company and the holders of the Series C Convertible Redeemable Preferred Stock agreed to a conversion price of $0.26 per share, subject to adjustment.

•
We may redeem any or all of the outstanding Series C Convertible Redeemable Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the stated value multiplied by 6%. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common shares at a price of $5.00 or more per share.

•
We are required to redeem each Series C Convertible Redeemable Preferred Stock on the tenth business day immediately following the fifth anniversary of its issuance. However, we have no obligation to mandatorily redeem any shares of Series C Convertible Redeemable Preferred Stock at any time that (x) we do not have surplus under Section 154 of the DGCL or funds legally available to redeem all shares of Series C Convertible Redeemable

Preferred Stock, (y) our capital is impaired under Section 160 of the DGCL or (z) the redemption of any shares of Series C Convertible Redeemable Preferred Stock would result in an impairment of our capital under Section 160 of the DGCL; provided, that if we are prohibited from redeeming the shares due to those limitations, we will redeem the shares as soon as possible after such restrictions are no longer applicable.

•
Upon a change of control of our company, each holder of Series C Convertible Redeemable Preferred Stock shall be entitled to require us to redeem from such holder all of such holder's shares of Series C Convertible Redeemable Preferred Stock so long as such holder requests such redemption in writing at least one business day prior to the consummation of such change of control. The redemption amount per share equals the stated value thereof plus accrued Dividends plus a change of control premium equal to the stated value multiplied 6%.

•
The shares of Series C Convertible Redeemable Preferred Stock are senior in liquidation preference to all shares of our capital stock unless otherwise consented to by a majority of the holders of shares of Series C Convertible Redeemable Preferred Stock.

•	The shares of Series C Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.

•	The consent of the holders of a majority of the shares of Series C Convertible Redeemable Preferred Stock is necessary for us to amend the Series C certificate of designation.
The foregoing summary of the rights, privileges and restrictions of the Series C Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof is qualified in its entirety by the Certificate of Designations of the Series C Convertible Redeemable Preferred Stock.
Series E Convertible Preferred Stock
As of July 20, 2016, there were 4,435 shares of Series E Convertible Preferred Stock issued and outstanding. We issued 4,435 shares of Series E Convertible Preferred Stock to Rant, Inc. on July 12, 2016 in connection with a purchase of the assets of Rant, Inc.
The rights, preferences, privileges and restrictions of the shares of Series E Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series E Convertible Preferred Stock have a stated value of $1,000 per share.

•
Each share of Series E Convertible Preferred Stock is convertible, at the option of the holder, into shares of our common stock at a conversion price of $0.26 per common share, subject to adjustment as provided in the Certificate of Designation. In no event will the conversion price be less than $0.10 per share.

•
The shares of Series E Convertible Preferred Stock are entitled to participate in liquidation with the holders of common stock as though the holders of Series E Preferred Convertible Stock were converted into shares of common stock of the Company in accordance with the terms of the Certificate of Designation.

•
The shares of Series E Convertible Preferred Stock shall have no voting rights except that a majority of the holders of Series E Convertible Preferred is required to approve alter or change adversely, the powers, preferences or rights of the Series E holders or to amend the Certificate of Designation.

The foregoing summary of the rights, privileges and restrictions of the Series E Convertible Preferred Stock and the qualifications, limitations and restrictions thereof is qualified in its entirety by the Certificate of Designations of the Series E Convertible Preferred Stock.

ANNUAL REPORT
The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 is available on the internet at www.functionxinc.com and the Annual Report on Form 10-K, including the financial statements and information relating thereto, is incorporated by reference.
WHERE YOU CAN FIND MORE INFORMATION
The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is www.sec.gov.
Delivery of Documents to Security Holders Sharing an Address
If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 902 Broadway, New York, New York 10010, telephone (212) 231-0092.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Dated ___________, 2016	BY ORDER OF THE BOARD OF DIRECTORS:
Function(X) Inc.

/s/
Robert F. X. Sillerman,
Chief Executive Officer

APPENDICES

Appendix A – Form of Certificate of Amendment to Articles of Incorporation

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Function(X) Inc.

Under Section 242 of the Delaware General Corporation Law

_____________________________

Pursuant to Section 242, of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned, Function(X) Inc., a Delaware corporation, does hereby certify as follows:

The name of the corporation is Function(X) Inc. (the “Corporation”).
The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof in its entirety and replacing it in its entirety with the following:
“FOURTH:    A.    The Corporation shall be authorized to issue three hundred million (300,000,000) shares of common stock, par value $0.001 per share (“Common Stock”).

B.    The Corporation shall be authorized to issue one million (1,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The shares of Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

C.    Effective as of [_____________], each share of Common Stock (the “Old Common Stock”), issued and outstanding at such time shall be automatically reclassified and changed into one-twentieth of one share of Common Stock, without any action by the holder thereof, and provided that fractional shares shall be redeemed (the “Reverse Stock Split”).

D.    Effective as of [___________], each certificate outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed, for all corporate purposes, to constitute and represent the number of whole shares of Common Stock into which the issued and outstanding shares of Old Common Stock previously represented by such certificate were converted by virtue of the Reverse Stock Split.”

The amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment (this “Certificate”) was duly authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the DGCL, and by the affirmative vote of a majority of the Corporation’s outstanding capital stock entitled to vote thereon by written consent in accordance with the provisions of the DGCL.

IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed this Certificate and affirmed that the statements made herein are true under penalties of perjury this [__] day of [____], 20[__].

FUNCTION(X) INC.

By: _____________________________________

Name: Mitchell J. Nelson
Title: Executive Vice President and Secretary